EXHIBIT 77 to Neuberger Berman Alternative Funds Form N-SAR October 31, 2013

File Number: 811-21715
CIK Number: 0001317474

Sub-Item 77D: Policies with Respect to Securities Investments

The prospectus of Neuberger Berman Absolute Return Multi-Manager Fund was amended to add asset-backed securities to the Fund s principal investment strategy.